Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Annual Report on Form 10-K for the year ended December 31, 2008 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dunson K. Cheng	President, Chairman of	February 19, 2009
Dunson K. Cheng	the Board, Director, and Chief Executive Officer

/s/ Peter Wu	Director	February 19, 2009
Peter Wu

/s/ Anthony M. Tang	Director	February 19, 2009
Anthony M. Tang

/s/ Kelly L. Chan	Director	February 19, 2009
Kelly L. Chan

/s/ Michael M.Y. Chang	Director	February 19, 2009
Michael M.Y. Chang

/s/ Thomas C.T. Chiu	Director	February 19, 2009
Thomas C.T. Chiu

/s/ Nelson Chung	Director	February 19, 2009
Nelson Chung

/s/ Patrick S.D. Lee	Director	February 19, 2009
Patrick S.D. Lee

/s/ Ting Liu	Director	February 19, 2009
Ting Liu

/s/ Joseph C.H. Poon	Director	February 19, 2009
Joseph C.H. Poon

/s/ Thomas G. Tartaglia	Director	February 19, 2009
Thomas G. Tartaglia